UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2008

Brooke Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Kansas	0-25679	48-1187574
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 College Boulevard, Overland Park, Kansas		66210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(913) 661-0123

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On July 18, 2008, Brooke Capital Corporation ("BCP") entered into a Stock Purchase Agreement (the "Agreement") whereby BCP will sell all of the outstanding shares of stock of First Life America Corporation ("FLAC"), a Kansas life insurance company, to First Trinity Financial Corporation ("FTFC") for a purchase price not to exceed $8,000,000 in cash, as adjusted in accordance with the Agreement. The transaction is subject to approval by the Kansas Insurance Department ("KID").

A press release announcing the execution of the Stock Purchase Agreement is attached hereto as Exhibit 99.1 and the Stock Purchase Agreement is attached hereto as Exhibit 1.1.

This disclosure contains forward-looking information concerning the expected closing of the sale of FLAC by BCP. These statements reflect BCP's current views. They are based on assumptions and are subject to risks and uncertainties relating to the Agreement, including obtaining all requisite regulatory approvals in a timely fashion, satisfaction of all other conditions to the Agreement and timely closing of the Agreement by the parties. Further description of BCP's business environment and important other factors that may affect its business are included in reports and registration statements filed from time to time by BCP with the Securities and Exchange Commission. These documents are available from BCP without charge or at http://www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brooke Capital Corporation

July 26, 2008	By:	/s/ Cynthia W. Scherb

Name: Cynthia W. Scherb
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

1.1	Stock Purchase Agreement, dated July 18, 2008. [Schedules and exhibits to the Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. BCP agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.]
99.1	Press Release, dated July 21, 2008.